Exhibit 23.3

Consent of Independent Accountants

GAIN Capital Holdings, Inc.

Bedminster, NJ,

United States of America

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of GAIN Capital Holdings, Inc. of our report dated September 25, 2015, relating to the consolidated financial statements of City Index (Holdings) Limited, which appears in the Form 8-K of GAIN Capital Holdings, Inc. dated November 23, 2015.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO LLP
BDO LLP
London, United Kingdom

January 25, 2016